EXHIBIT 10.9

              UNIVERSAL LEAF TOBACCO COMPANY, INCORPORATED
                     1996 BENEFIT RESTORATION PLAN

                          AMENDED AND RESTATED

                             EFFECTIVE DATE
                              June 1, 1996

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                           TABLE OF CONTENTS
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INTRODUCTION..............................................................................  1

ARTICLE I
DEFINITIONS...............................................................................  1
               1.01........................................................Accrued Benefit  1
               1.02...................................................Actuarial Equivalent  1
               1.03............................................................Beneficiary  1
               1.04...................................................................Code  2
               1.05..............................................................Committee  2
               1.06................................................................Company  2
               1.07...........................................................Compensation  2
               1.08................................................Delayed Retirement Date  2
               1.09........................................................Disability Plan  2
               1.10.............................................Disability Retirement Date  2
               1.11..................................................Early Retirement Date  3
               1.12.........................................................Effective Date  3
               1.13........................................................Employment Date  3
               1.14..............................................................Fiduciary  3
               1.15.................................................Normal Retirement Date  3
               1.16............................................................Participant  3
               1.17...................................................................Plan  3
               1.18..............................................................Plan Year  3
               1.19........................................................Retirement Plan  3
               1.20.............................................Service or Year of Service  3
               1.21......................................................Other Definitions  3

ARTICLE II
ELIGIBILITY AND PARTICIPATION.............................................................  3
               2.01............................................................Eligibility  3
               2.02..........................................................Participation  4

ARTICLE III
RETIREMENT BENEFITS.......................................................................  4
               3.01..............................................Normal Retirement Benefit  4
               3.02.............................................Delayed Retirement Benefit  4
               3.03...............................................Early Retirement Benefit  5

ARTICLE IV
BENEFIT PAYMENT...........................................................................  5
               4.01........................................................Form of Payment  5
               4.02........................................................Time of Payment  6
               4.03......................................Triennial Revaluation and Payment  7

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ARTICLE V
BENEFITS ON TERMINATION OF EMPLOYMENT.....................................................  7
               5.01....................................................Vesting of Benefits  7
               5.02..............................................Payment of Vested Benefit  7
               5.03.................................................Forfeiture of Benefits  7

ARTICLE VI
BENEFITS ON DISABILITY OR DEATH...........................................................  8
               6.01........................Disability After Eligibility for Vested Benefit  8
               6.02.............................Death After Eligibility for Vested Benefit  8

ARTICLE VII
FUNDING...................................................................................  8
               7.01................................................................General  8

ARTICLE VIII
FIDUCIARIES AND ADMINISTRATION OF THE PLAN................................................  8
               8.01................................................................General  8
               8.02...............................................Company Responsibilities  9
               8.03.............................................Committee Responsibilities  9
               8.04....................................................Claims for Benefits 10
               8.05......................................................Claims Procedures 10
               8.06................................................................Records 11

ARTICLE IX
AMENDMENT AND TERMINATION OF THE PLAN..................................................... 12
               9.01..................................................Amendment of the Plan 12
               9.02................................................Termination of the Plan 12
               9.03...................................................No Benefit Reduction 12

ARTICLE X
MISCELLANEOUS............................................................................. 12
                  10.01......................................................Governing Law 12
                  10.02.......................................................Construction 12
                  10.03.............................................No Employment Contract 12
                  10.04...........................................Receipt Prior to Payment 12
                  10.05................................Payments to Minors and Incompetents 13
                  10.06.......................................Non-alienability of Benefits 13
                  10.07.................................................Source of Benefits 13
                  10.08....................................................Indemnification 13
                  10.09.......................................................Counterparts 13


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ADOPTION OF THE PLAN...................................................................... 14

APPENDIX A................................................................................ 15
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                                         INTRODUCTION

        Universal Leaf Tobacco Company, Incorporated (hereinafter referred to as the "Company") desires to provide a non-qualified pension benefit plan for a select group of management and highly compensated employees who contribute materially to the success of the Company and its affiliated companies.

        In order to achieve this objective, the Company has adopted the following amended, restated and renamed 1996 Benefit Restoration Plan (hereinafter referred to as the "Plan") to provide a restoration of retirement benefits for those who become Participants in the Plan. In general, benefits provided under the Plan are intended to restore benefits that are limited or denied to Participants as a result of limitations imposed on the Retirement Plan by Sections 415 or 401(a)(17) of the Code.

         Effective June 1, 1996, the Plan has the terms and provisions hereinafter set forth.

                               ARTICLE I

                              DEFINITIONS

        As used herein, the following words and phrases shall have the meanings indicated, unless otherwise required by the context:

        1.01 Accrued Benefit means, as of any date for any Participant, the monthly retirement benefit determined in accordance with Section 3.01 with Service as of such date.

        1.02 Actuarial Equivalent means a benefit of equivalent value when computed on the basis of interest and mortality tables adopted by the Company for use in the computation of actuarial equivalents under the Plan. Such Actuarial Equivalent shall be reflected hereunder by the application of the factors denoted in Appendix A to this Plan.

        1.03 Beneficiary means any person designated by a Participant or otherwise entitled to receive such benefits as may become payable under the provisions of the Plan after the death of such Participant.

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        The designation of a Beneficiary shall be made on forms provided by the Committee, and such forms shall be maintained in files held by the Committee. A Participant may from time to time change the Beneficiary by written notice to the Committee and, upon such change, the rights of all previously designated Beneficiaries to receive any benefits under the Plan shall cease. If, at the date of death of the Participant, there is no valid and current Beneficiary designation on file with the Committee, then any death benefits which would have been payable to the Beneficiary shall be payable to the first of the following classes of successive preference Beneficiaries then surviving:

                  (a)        spouse,
                  (b)        descendants, per stirpes,
                  (c)        parents in equal shares,
                  (d)        brothers and sisters in equal shares, or
                  (e)        executors or administrators.

        1.04 Code means the Internal Revenue Code of 1986, as amended from time to time.

        1.05 Committee means the Executive Committee of Universal Leaf Tobacco Company Incorporated, as provided for in Article VIII.

        1.06      Company means Universal Leaf Tobacco Company,
Incorporated, a Virginia corporation, or any successor thereto, as well as Universal Corporation, and any of its subsidiaries, which are Participating Employers in the Retirement Plan, as the context may require. Universal Leaf Tobacco Company, Incorporated is the sponsor and the administrator of the Plan.

        1.07 Compensation means (i) "Compensation" as defined in the Retirement Plan, provided, however, that the limitations imposed as a result of Sections 415 or 401(a)(17) of the Code shall be disregarded and (ii) the amount of "Compensation" shall be increased by including any amounts deferred and decreased by any payments received by a Participant pursuant to the Universal Leaf Tobacco Company, Incorporated Deferred Income Plan or the Universal Leaf Tobacco Company, Incorporated 1994 Deferred Income Plan for any year in which such deferral or payment occurred. For purposes of calculating benefits under this Plan, Compensation shall be used to determine "Final Average Compensation."

        1.08 Delayed Retirement Date means the first day of any month coinciding with or next following the actual date the Participant severs his employment with the Company after his Normal Retirement Date.

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        1.09      Disability Plan means the Disability Benefits Plan of
Universal Leaf Tobacco Company, Incorporated and Domestic Subsidiaries.

        1.10 Disability Retirement Date means the first day of any month, prior to a Participant's Normal Retirement Date, coinciding with or next following a determination by the Committee that the Participant is totally and permanently disabled under the terms of the Disability Plan.

        1.11 Early Retirement Date means the first day of any month, prior to a Participant's Normal Retirement Date, as defined in the Retirement Plan.


        1.12      Effective Date means June 1, 1996.

        1.13 Employment Date means the date of employment as determined under the Retirement Plan.

        1.14 Fiduciary means the Company, the Committee and any individual, corporation, firm or other entity which assumes in accordance with Article VIII responsibilities of the Company or the Committee respecting management of the Plan or the disposition of its benefits.


        1.15 Normal Retirement Date means the first day of the month coinciding with or next following the date the Participant attains the age of sixty-five (65).


        1.16 Participant means any employee who becomes a Participant as provided in Article II.

        1.17 Plan means the amended, restated and renamed Universal Leaf Tobacco Company, Incorporated 1996 Benefit Restoration Plan, as contained herein or as duly amended.


        1.18 Plan Year means each twelve (12) month period beginning on January 1 and ending on December 31.


        1.19 Retirement Plan means the Employees' Retirement Plan of Universal Leaf Tobacco Company, Incorporated, and designated affiliated companies.


        1.20 Service or Year of Service means the determination of Years of Service for purposes of vesting and benefit accrual as determined under the Retirement Plan.


        1.21 Other Definitions - Unless otherwise specifically provided in this Plan, terms defined in the Retirement Plan shall apply to and have the same meaning in this Plan.

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                               ARTICLE II

                     ELIGIBILITY AND PARTICIPATION

        2.01 Eligibility - Any employee of the Company or of any participating employer in the Retirement Plan who is a participant in the Retirement Plan and whose benefits are reduced by the operation of Sections 415 or 401(a)(17) of the Code after applying the definition of Compensation set forth herein.

        2.02 Participation - An eligible employee shall become a Participant and shall enter the Plan effective as of the first day of the Plan Year in which the eligible employees' benefits are reduced by the operation of Section 415 or 401(a)(17) of the Code after applying the definition of Compensation set forth herein. Each person who becomes a Participant shall remain a Participant so long as he is entitled to future benefits under the terms of the Plan.

                              ARTICLE III

                          RETIREMENT BENEFITS

        3.01 Normal Retirement Benefit - Upon retirement at his Normal Retirement Date, a Participant shall receive an Actuarial Equivalent benefit calculated as a monthly retirement benefit commencing on such retirement date paid in accordance with Article IV. The amount of the calculated monthly retirement benefit shall be the excess of paragraph (a) over paragraph (b) as follows:

                        (a)    The Normal Retirement Allowance, as
calculated pursuant to Section 4.01 of the Retirement Plan, provided, however, that for purposes of this calculation (i) limits imposed by Sections 415 or 401(a)(17) of the Code shall be disregarded and (ii) "Compensation" shall be defined in accordance with this Plan.

                        (b) The monthly retirement benefit payable to the Participant as determined under the provisions of the Retirement Plan.

        3.02 Delayed Retirement Benefit - Upon retirement at his Delayed Retirement Date, a Participant shall receive an Actuarial Equivalent benefit calculated as a monthly retirement benefit commencing on the date of such retirement paid in accordance with Article IV. The amount of the calculated monthly retirement benefit shall be the excess of paragraph (a) over paragraph (b) as follows:

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                        (a)    The Delayed Retirement Allowance, as
calculated pursuant to Section 4.02 of the Retirement Plan, provided, however, that (i) for purposes of this calculation limits imposed by Sections 415 or 401(a)(17) of the Code shall be disregarded and (ii) "Compensation" shall be defined in accordance with this Plan.

                        (b) The monthly retirement benefit payable to the Participant as determined under the provisions of the Retirement Plan.

        3.03 Early Retirement Benefit - Upon retirement at his Early Retirement Date, a Participant shall receive an Actuarial Equivalent benefit calculated as a monthly retirement benefit commencing on his Early Retirement Date paid in accordance with Article IV. The amount of the calculated monthly retirement benefit shall be the excess of paragraph (a) over paragraph (b) as follows:

                        (a)    The Early Retirement Allowance, as
calculated pursuant to Section 4.03 of the Retirement Plan, provided, however, that for purposes of this calculation (i) limits imposed by Sections 415 or 401(a)(17) of the Code shall be disregarded; (ii) "Compensation" shall be as defined in this Plan; and (iii) for a Participant retiring at or after age 55, the actuarial reductions shall be calculated by the application of the reduction factors denoted in Appendix A to this Plan.

                        (b) The monthly retirement benefit payable to the Participant as determined under the provisions of the Retirement Plan.

        3.04 Current Retiree's Benefit - Any former employees who are receiving benefits under the predecessor to the Plan as of the Effective Date shall be notified of the changes to the Plan and offered the opportunity to request of the Executive Compensation Committee of the Board of Directors of Universal Corporation a commuted benefit. If such a request is granted by that committee, then a lump sum payment calculated under Section 4.01 (using a discount rate of 6.22% in calculating Price) shall be paid to the former employee prior to July 1, 1996 in full and complete release of any further benefits under such plan.

                               ARTICLE IV

                            BENEFIT PAYMENT

        4.01 Form of Payment - A Participant or Beneficiary shall receive a lump sum payment in cash, unless Section 5.03 applies, calculated in accordance with the following equations:

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                        (a)    Annuity Equivalent = NAT Benefit divided
by [1 - (Rate times (1 minus Ratio))].

                        (b) Lump Sum Payment = (1 plus Expense) times (Annuity Equivalent times Price) divided by (1 - Rate).


                               (i) "Benefit" means twelve times the life
only benefit for the Participant determined under Article III.

                               (ii)   "Price" means the annuity cost
(either immediate or deferred, as appropriate) utilizing the factors denoted in Appendix A to this Plan to provide the Benefit, calculated by using the ten-year Treasury bill rate effective as of the first date of the month in which termination of employment occurs.

                                (iii)  "Rate" means the rate factoring
the maximum marginal federal and state tax rates and FICA tax rate applicable to the Participant at the time of the payment.

                                (iv)   "NAT Benefit" means the net after
tax (NAT) benefit determined by  multiplying the Benefit times (1  minus
Rate).

                                (v)    "Ratio" means Price divided by
the  factors denoted in Treas. Reg. Section 1.72-9, Table V.

                                (vi)    Expense means five percent (5%)
which is used as an approximation of the administrative charge that an insurance company would use in pricing annuities for public sale.

        4.02 Time of Payment - The Company shall make the lump sum payment within sixty (60) days after the termination of employment in all cases hereunder except for subparagraphs (a) and (b) below.

                                (a)    In the event that the Participant
is disabled, as defined in the Disability Plan, the Company shall make the lump sum payment within sixty (60) days after the earlier of the Participant's retirement, death or his attaining his Normal Retirement Date.

                                (b)    In the event that the Participant
is a  "covered employee" as defined in Treas. Reg. Section
1.162-27(c)(2) for the taxable year of the

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Company during which the termination  of employment occurred or for the immediately preceding year, the Company shall make the lump sum payment not earlier than ninety (90) days following the end of the Company's taxable year during which the Participant last was a "covered employee."

        4.03 Triennial Revaluation and Payment - Until and upon the death of the Participant, and as of the third anniversary of the Effective Date and each subsequent triennial thereafter, the Committee shall recalculate the NAT Benefit for such Participant, based upon the actual Rates, as defined in Section 4.01 above for the period from the receipt by the Participant of the lump sum payment to the recalculation date (the "Actual Rates"). To the extent that the Actual Rates are less than the Rate used in the calculation of the lump sum benefit (the "Previous Rate") by two percentage points or more, then the Committee shall delete the Previous Rate and insert the Actual Rates in the calculation of the NAT Benefit. The Company shall then make a lump sum payment within sixty (60) days of the triennial in the cumulative amount that the Actual Rates NAT Benefit exceeds the Previous Rate NAT Benefit after taking into account any interim triennial payments.

                               ARTICLE V

                 BENEFITS ON TERMINATION OF EMPLOYMENT

        5.01 Vesting of Benefits - All rights to all benefits under the Plan will cease upon a Participant's termination of employment with the Company prior to retirement except as otherwise provided herein.


        If the employment of a Participant is terminated with the Company prior to retirement after he has completed at least five (5) Years of Service, he shall be entitled to receive the Actuarial
Equivalent of his Accrued Benefit calculated under Section 3.03 present valued from his 55th birthday to his termination date.

        5.02 Payment of Vested Benefit - A terminated Participant, who is entitled to a vested benefit in accordance with the provisions of
Section 5.01, shall be entitled to receive his vested benefit calculated and paid in accordance with Article IV.


        5.03 Forfeiture of Benefits - Notwithstanding anything in this article to the contrary, a Participant shall forfeit all rights in and to any benefits payable under the Plan if the Company terminates the Participant's employment as the result of the Participant's fraud, dishonesty or embezzlement where the Participant has been materially unjustly enriched by such conduct.

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                               ARTICLE VI

                    BENEFITS ON DISABILITY OR DEATH

        6.01 Disability After Eligibility for Vested Benefit - In the event of the disability of a vested Participant, as defined in the Disability Plan, prior to the payment of the retirement benefit, the Participant shall continue as a Participant in this Plan until he retires, dies or attains his Normal Retirement Date, whichever first occurs. Upon the occurrence of retirement or attainment of his Normal Retirement Date, the Participant shall receive the benefit calculated and paid pursuant to Article IV, as though he had terminated employment, or retired, whichever is applicable, at that time.

        6.02 Death After Eligibility for Vested Benefit - In the event of the death of a vested Participant prior to the payment of the retirement benefit (including employees disabled as defined in the Disability Plan), there shall be payable to his Beneficiary a benefit calculated and paid pursuant to Article IV, as though he had terminated employment, or retired, whichever is applicable, at the date of death.

                              ARTICLE VII

                                FUNDING

        7.01 General - In order to meet its contingent obligation hereunder, the Company may set aside in trust or otherwise or may earmark funds in such amounts, determined by the Committee, necessary to provide benefits accrued under the Plan. Funds set aside or earmarked to meet the Company's contingent obligation hereunder may be kept in cash, or invested and reinvested.

        Title to and beneficial ownership of any assets which the Company may set aside or earmark to meet its obligation hereunder shall at all times remain in the Company; and no Participant or Beneficiary, under any circumstances, shall acquire any property interest in or rights to any specific assets of the Company.


                              ARTICLE VIII

               FIDUCIARIES AND ADMINISTRATION OF THE PLAN

        8.01 General - Each Fiduciary who is allocated specific duties or responsibilities under the Plan or any Fiduciary who assumes such a position with the Plan shall discharge his duties solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of

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providing such benefits as stipulated herein to such Participants and
Beneficiaries, or defraying reasonable expenses of administering the Plan. Each Fiduciary in carrying out such duties and responsibilities shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in exercising such authority or duties.

        A Fiduciary may serve in more than one Fiduciary capacity and may employ one or more persons to render advice with regard to his Fiduciary responsibilities. If the Fiduciary is serving as such without compensation, all expenses reasonably incurred by such Fiduciary shall be reimbursed by the Company.

        A Fiduciary may delegate any of his responsibilities for the operation and administration of the Plan.

        8.02 Company Responsibilities - The Company has established and maintains the Plan for the benefit of its employees and of necessity retains control of the operation and administration of the Plan. The Company in accordance with specific provisions of the Plan has, as herein indicated, delegated certain of these rights and obligations to the Committee and the Committee shall be solely responsible for these, and only these, delegated rights and obligations.

        The Company shall supply such full and timely information for all matters relating to the Plan as (a) the Committee, (b) the actuary and (c) the accountant, if any, engaged on behalf of the Plan by the Company, may require for the effective discharge of their respective duties.

        8.03 Committee Responsibilities - In accordance with the provisions hereof, the Committee has been delegated certain administrative functions relating to the Plan with all powers necessary to enable it properly to carry out such duties. The Committee shall have no power in any way to modify, alter, add to or subtract from, any provisions of the Plan. The Committee shall have powers to construe the Plan and to determine all questions that may arise thereunder relating to (a) the eligibility of individuals to participate in the Plan, (b) the amount of retirement benefit or other benefits to which any Participant or Beneficiary may become entitled hereunder, and (c) any situation not specifically covered by the provisions of the Plan. All disbursements from the Plan, except for the ordinary expenses of administration of the Plan or the reimbursement of reasonable expenses at the direction of the Company as provided herein, shall be made upon, and in accordance with, the written directions of the Committee. When the Committee is required in the performance of its duties hereunder to administer, construe, or to reach a determination under any of the provisions of the Plan, it shall do so in a uniform, equitable and nondiscriminatory basis.

        The Committee shall establish rules and procedures to be followed by Participants and their Beneficiaries in filing applications for benefits and for furnishing and verifying proofs

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necessary to establish age, years of Service, Final Average
Compensation, Primary Social Security Benefit and any other matters required in order to establish their rights to benefits in accordance with the Plan.

        8.04 Claims for Benefits - All claims for benefits under the Plan shall be submitted to the members of the Committee who shall have the responsibility for determining the eligibility of any Participant or Beneficiary to receive such benefits. All claims for such benefits shall be made in writing and shall set forth the facts which such Participant or Beneficiary believes to be sufficient to entitle him to the benefit claimed. The Committee may adopt forms for the submission of claims for benefits in which case all claims for benefits shall be filed on such forms. The Committee shall provide Participants and their Beneficiaries with all such forms.

        Upon receipt by the Committee of a claim for benefits, it shall determine all facts which are necessary to establish the right of an applicant to benefits under the provisions of the Plan and the amount thereof as herein provided. The Committee shall investigate and approve or deny all questionable claims. Upon request, the Committee will afford any applicant the right of a hearing with respect to any finding of fact or determination related to any claim for benefits under the Plan. In the event any claim for benefits is denied, the Participant or Beneficiary shall be notified of such decision in accordance with the provisions of Section 8.05.

        8.05 Claims Procedures - The applicant shall be notified in writing of any adverse decision with respect to his claim within ninety
(90) days after its submission. The notice shall be written in a manner calculated to be understood by the applicant and shall include:

                        (a)    The specific reason or reasons for
the denial;

                        (b) Specific references to the pertinent Plan provisions on which the denial is based;

                        (c) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary; and

                        (d) An explanation of the Plan's claim review procedures.

        If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial ninety (90) day period. In no event shall such extension exceed ninety (90) days.

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        In the event a claim for benefits is denied or if the applicant has had no response to such claim within ninety (90) days of its submission (in which case the claim for benefits shall be deemed to have been denied), the applicant or his duly authorized representative, at the applicant's sole expense, may appeal the denial to the Committee within sixty (60) days of the receipt of written notice of the denial or sixty (60) days from the date such claim is deemed to be denied. In pursuing such appeal, the applicant or his duly authorized representative:

                               (i)    may request in writing that the
Committee review the denial;

                               (ii)     may review pertinent documents;
and

                               (iii)  may submit issues and comments in
writing.

        The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty
(120) days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

        8.06 Records - All acts and determinations of the Committee shall be duly recorded and all such records, together with such other documents as may be necessary in exercising its duties under the Plan shall be preserved in the custody of the Committee. Such records and documents shall at all times be open for inspection to, and for the purpose of making copies by, any person designated by the Company. The Committee shall provide such timely information, resulting from the application of its responsibilities under the Plan, as needed by the actuary and the accountant, if any, engaged on behalf of the Plan by the Company, for the effective discharge of their respective duties.

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                               ARTICLE IX

                 AMENDMENT AND TERMINATION OF THE PLAN

        9.01 Amendment of the Plan - The Company shall have the right at any time by action of the Executive Committee of Universal Leaf Tobacco Company, Incorporated, with the approval of the Executive Compensation Committee of the Board of Directors of Universal Corporation, to modify, alter or amend the Plan in whole or in part.

        9.02 Termination of the Plan - The Company expects to continue the Plan indefinitely, but continuance is not assumed as a contractual obligation and the Company reserves the right at any time by action of its Board of Directors to terminate the Plan. If the Company terminates or partially terminates the Plan, or it is otherwise terminated or partially terminated, the Committee shall continue to administer the Plan as instructed by the Company in accordance with the provisions hereof.

        9.03 No Benefit Reduction - No amendment or termination of the Plan shall reduce the Accrued Benefit or benefits payable to any Participant as of the effective date of such amendment or termination.



                               ARTICLE X

                             MISCELLANEOUS

        10.01 Governing Law - The Plan shall be construed, regulated and administered according to the laws of the Commonwealth of Virginia except to the extent preempted by the laws of the United States of America.

        10.02 Construction - The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction, the masculine shall include the feminine and the singular the plural, and vice versa.

        10.03 No Employment Contract - This Plan shall not be deemed to constitute a contract between the Company and any Participant or to be a consideration or inducement for the employment of any Participant or employee. No Participant in the Plan shall acquire any right to be retained in the Company's employ by virtue of the Plan, nor, upon his dismissal or upon his voluntary termination of employment, shall he have any right or interest in and to the Plan other than as specifically provided herein.

        10.04 Receipt Prior to Payment - The Committee, or the Company, jointly or severally, may require a written receipt as a condition precedent to any payment called for by the Plan to be made to a Participant, Beneficiary, or to their heirs, successors, executors and legal representatives.

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                                 - 16 -



        10.05 Payments to Minors and Incompetents - Should any Participant or Beneficiary be a minor or in the judgment of the Committee, be physically or mentally incapable of personally receiving and giving a valid receipt for any payment due him under the Plan, the Committee may make such payment or any part thereof to or for the benefit of such Participant or Beneficiary, or directly to or for the benefit of any person determined by the Committee to have incurred expense or assumed responsibility for the expenses of such Participant or Beneficiary.

        10.06 Non-alienability of Benefits - No benefits or other amounts payable under the Plan shall be subject in any manner to anticipation, sale, transfer, assignment, pledge, encumbrance, charge or alienation.

        10.07 Source of Benefits - This Plan provides an unsecured, unfunded promise to pay benefits in the future. Participants in the Plan shall have the status of general, unsecured creditors of the Company. Amounts payable hereunder shall be paid from the general assets of the Company and, to the extent that such assets are insufficient, from the general assets of Universal Corporation. No person entitled to payment hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract or asset of the Company or of Universal Corporation which may be looked to for such payment.

        10.08 Indemnification - The Company shall indemnify and hold harmless each person or persons who may serve on the Committee from any and all claims, loss, damages, expenses (including attorneys' fees), and liability (including any amounts paid in settlement) arising from any act or omission of such person or persons, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such person or persons.

        10.09 Counterparts - The Plan may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

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                                 - 17 -


                          ADOPTION OF THE PLAN

        As evidence of its adoption of the Plan, Universal Leaf Tobacco Company, Incorporated has caused this instrument to be signed by its duly authorized officer this ______ day of ______________, 19___ but effective as of June 1, 1996.

                                                  UNIVERSAL LEAF TOBACCO
                                                   COMPANY, INCORPORATED




                                                  By:__________________________



                                                    UNIVERSAL CORPORATION



                                                  By:__________________________



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                                 - 18 -



                               APPENDIX A

I.      Early Retirement Factors

   Numbers of Years
   by which Early
   Retirement Date
   precedes Normal        Less than 25 Years      25 or more Years
   Retirement Date             of Service            of Service

        1.00                   0.98                  1.00
        2.00                   0.96                  1.00
        3.00                   0.94                  1.00
        4.00                   0.92                  1.00
        5.00                   0.90                  1.00
        6.00                   0.87                  0.95
        7.00                   0.84                  0.90
        8                      0.81                  0.85
        9.00                   0.78                  0.80
       10.00                   0.75                  0.75
- ---------------------  --------------------  --------------------




               The above factors shall be adjusted proportionately for fractions of a year.

        II. For all purposes of the Plan, the following assumptions shall be used:

               GA-83 Mortality Table, or its successor table
               GAAP Discount Rate used for the Retirement Plan
               Straight Life Normal Form



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                                     - 51 -